Exhibit 99.1
NII Holdings, Inc.
10700 Parkridge Blvd., Suite 600
Reston, Va. 20191
(703) 390-5100
http://www.nii.com
Contacts:
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
For Immediate Release
NII HOLDINGS DELIVERS RECORD PERFORMANCE FOR 2005
Announces record subscriber growth, revenues and operating income before depreciation and amortization; issues guidance for 2006
•	Net subscriber additions of 202,500 in the fourth quarter – a 112% increase over fourth quarter 2004; Full year 2005 net subscriber additions of 627,600 – a 51% increase over 2004 resulting in ending subscribers of over 2.5 million

•	Consolidated fourth quarter operating revenues of $513 million – a 41% increase over fourth quarter 2004; Full year 2005 consolidated operating revenues of $1.75 billion — a 36% increase over 2004

•	Consolidated fourth quarter operating income before depreciation and amortization of $137 million – a 31% increase over fourth quarter 2004; Full year 2005 consolidated operating income before depreciation and amortization of $484 million – a 39% increase over 2004

•	Consolidated fourth quarter net income of $56 million or $0.37 per basic share; Full year consolidated net income of $181 million or $1.24 per basic share

•	Year-end consolidated cash, cash equivalents and short term investments of $885 million
RESTON, Va. – February 23, 2006 – NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the fourth quarter and full year of 2005. For the fourth quarter, the Company added a record 202,500 net subscribers, a 112% increase as compared to the same period last year. Financial results for the fourth quarter 2005 included consolidated operating revenues of $513 million, a 41% increase over the same period last year. The Company also reported consolidated operating income before depreciation and amortization, or

OIBDA, for the fourth quarter of $137 million and consolidated operating income of $100 million. Consolidated net income was $56 million, or $0.37 per basic share for the fourth quarter.
For the full year 2005, the Company added a record 627,600 net subscribers to its network, a 51% increase as compared to 2004, bringing the total year-end subscriber base to over 2.5 million. Financial results for the full year 2005 included consolidated operating revenues of $1.75 billion, up 36% as compared to the previous year. The Company also reported OIBDA of $484 million for the year, a 39% increase over last year, and consolidated operating income of $358 million, an increase of 43% over last year. For the full year 2005, the Company generated net income of $181 million, or $1.24 per basic share. As of December 31, 2005, NII Holdings had available cash, cash equivalents and short term investment balances of $885 million. The Company reported full-year 2005 capital expenditures of $434 million.
NII Holdings’ average monthly service revenue per subscriber (service ARPU) was $60 for the fourth quarter and $58 for the full year 2005, up from an average $55 last year. The Company also reported churn of 1.6% for the fourth quarter and 1.7% for the full year 2005 – a 10 basis point improvement over the previous year. Consolidated cost per gross add, or CPGA, was $348 for fourth quarter.
“2005 was another record year for NII, and we exceeded all of our growth goals and expectations in terms of revenue growth, subscriber growth and OIBDA,” said Steve Shindler, NII Holdings’ Chairman and CEO. “We successfully executed on our expansion plan in Mexico and Brazil and further solidified our position in the high growth wireless market in Latin America. As we head into 2006, the opportunities are continuing to improve for NII as we embark on another year of expansion in our key markets, enhancing our competitive position and providing superior returns for our shareholders, while capitalizing on our strengths in attracting and retaining the highest value wireless customers in our Latin American markets.”
“Our focus on operational excellence is continuing to pay off for NII in terms of the best metrics in our industry,” said Lo van Gemert, NII’s President and COO. “As a testament to our best in class customer care approach, we continued to deliver the best churn results in our industry of 1.6% by year-end. Expanding our footprint in our major markets delivered shareholder value in terms of accelerated subscriber growth, lower churn and strong top line results. We added nearly 628,000 net subscribers to our network while increasing ARPU by $3 and holding our cost per gross addition essentially flat,” he added.
The Company ended the year with approximately $1.113 billion in total long-term debt, which includes $742 million in convertible notes, $232 million of a syndicated loan facility, and $139 million in local currency tower financing obligations and capital lease obligations. With quarter-end consolidated cash, cash equivalents and short- term investments of $885 million, the Company’s net debt at the end of the quarter was $228 million, resulting in a net debt to 2005 operating income before depreciation and amortization of about 0.5 times.
2006 Guidance
The Company also announced the following guidance for 2006:
•	Net subscriber additions of 800,000 – resulting in a 32% increase in the subscriber base

•	Operating revenues of $2.3 billion – a 33% increase over 2005

•	OIBDA before stock option expense of $675 million – nearly a 39% increase over 2005

•	Capital expenditures of $575 million for the full year, which includes additional capital expenditures related to the 2006 expansion of our covered footprint – covering an additional 19 million covered pops — including expanded highway and transportation corridor coverage

The above capital expenditure guidance includes approximately $232 million of expenditures related to the launch of an additional 19 million covered pops in 2006. If completed in 2006, the Company’s covered pops per country will increase as follows: Mexico will increase by nearly 10 million to 57 million covered pops; Brazil will increase by nearly 6 million to 62 million covered pops; and Argentina and Peru combined will increase by 3 million, totaling 37 million for both countries. Additionally, our OIBDA before stock option expense guidance for 2006 excludes non-cash stock option compensation expense as required by FAS 123R for 2006, which we currently estimate to be approximately $21 million.
This guidance is predicated on reasonably stable foreign exchange rates. Additionally, this guidance is forward looking and is based upon management’s current beliefs, as well as a number of assumptions concerning future events, and as such, should be taken in the context of the risks and uncertainties outlined in the SEC filings of NII Holdings, Inc., including NII’s annual report on Form 10-K for the year ended December 31, 2004 and it’s subsequent 2005 quarterly reports on Form 10-Q.
In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, ARPU, CPGA, and net debt to OIBDA which are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s fourth quarter and 2005 full year results, visit the investor relations link at <http://www.nii.com>.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Argentina, Brazil, Mexico and Peru, offering a fully integrated wireless communications tool with digital cellular service, text/numeric paging, wireless Internet access and Nextel Direct Connect®, a digital two-way radio feature. NII Holdings, Inc. trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at <http://www.nii.com>.
Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and other reports filed from time to time with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004
(in millions, except per share amounts, and unaudited)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Operating revenues
Service and other revenues	$1,666.6	$1,214.8	$490.8	$344.8
Digital handset and accessory revenues	79.2	65.1	21.8	18.1

	1,745.8	1,279.9	512.6	362.9

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	418.1	332.5	117.0	95.4
Cost of digital handset and accessory sales	251.2	207.1	73.0	56.5
Selling, general and administrative	592.4	391.6	185.5	106.0
Depreciation	120.3	84.1	35.1	22.1
Amortization	6.2	14.2	1.8	3.5

	1,388.2	1,029.5	412.4	283.5

Operating income	357.6	250.4	100.2	79.4

Other income (expense)
Interest expense, net	(70.9)	(55.1)	(24.1)	(16.7)
Interest income	32.6	12.7	12.2	3.5
Foreign currency transaction gains, net	3.3	9.2	0.9	1.8
Debt conversion expense	(8.9)	—	—	—
Loss on early extinguishment of debt, net	—	(79.3)	—	—
Other expense, net	(8.6)	(2.4)	(1.2)	(2.2)

	(52.5)	(114.9)	(12.2)	(13.6)

Income before income tax provision and cumulative effect of change in accounting principle	305.1	135.5	88.0	65.8
Income tax provision	(124.1)	(79.2)	(32.4)	(9.1)

Income before cumulative effect of change in accounting principle	181.0	56.3	55.6	56.7
Cumulative effect of change in accounting principle, net of income taxes	—	1.0	—	—

Net income	$181.0	$57.3	$55.6	$56.7

Income before cumulative effect of change in accounting principle per common share, basic	$1.24	$0.40	$0.37	$0.41
Cumulative effect of change in accounting principle per common share, basic	—	0.01	—	—

Net income per common share, basic	$1.24	$0.41	$0.37	$0.41

Income before cumulative effect of change in accounting principle per common share, diluted	$1.09	$0.39	$0.33	$0.35
Cumulative effect of change in accounting principle per common share, diluted	—	0.01	—	—

Net income per common share, diluted	$1.09	$0.40	$0.33	$0.35

Weighted average number of common shares outstanding, basic	146.3	139.2	151.6	139.7

Weighted average number of common shares outstanding, diluted	176.6	145.0	183.1	170.6

CONSOLIDATED BALANCE SHEET DATA
(in millions and unaudited)

	December 31,	December 31,
	2005	2004
Cash, cash equivalents and short-term investments	$884.9	$369.4
Accounts receivable, less allowance for doubtful accounts of $11.7 and $8.1	219.4	160.7
Property, plant and equipment, net	901.3	558.2
Intangible assets, net	84.0	68.0
Total assets	2,581.7	1,491.3
Long-term debt, including current portion	1,136.0	603.5
Total liabilities	1,767.2	1,069.3
Stockholders’ equity	814.5	421.9

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004
(UNAUDITED)
NII Holdings, Inc.
(subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)
Total digital subscribers (as of December 31)	2,506.1	1,878.5	2,506.1	1,878.5
Net subscriber additions	627.6	414.6	202.5	95.5
Churn (%)	1.7%	1.8%	1.6%	1.7%

Average monthly revenue per handset/unit in service (ARPU) (1)	$58	$55	$60	$57

Cost per gross add (CPGA) (1)	$341	$338	$348	$344
Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Operating revenues
Service and other revenues	$986.9	$749.9	$283.9	$208.5
Digital handset and accessory revenues	26.4	26.0	7.9	7.9

	1,013.3	775.9	291.8	216.4

Operating expenses
Cost of service (excluding depreciation and amortization included below)	175.9	135.4	50.0	35.9
Cost of digital handset and accessory sales	133.4	110.4	40.5	30.8
Selling, general and administrative	303.6	205.9	92.6	54.6
Depreciation and amortization	68.9	67.3	19.8	16.4

	681.8	519.0	202.9	137.7

Operating income	$331.5	$256.9	$88.9	$78.7

Total digital subscribers (as of December 31)	1,119.8	835.3	1,119.8	835.3
Net subscriber additions	284.6	177.5	92.6	30.8
Churn (%)	1.7%	1.8%	1.7%	1.8%

ARPU (1)	$79	$77	$81	$78

CPGA (1)	$467	$470	$460	$510

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Operating revenues
Service and other revenues	$321.6	$192.8	$109.9	$58.4
Digital handset and accessory revenues	25.9	19.2	6.8	4.6

	347.5	212.0	116.7	63.0

Operating expenses
Cost of service (excluding depreciation and amortization included below)	116.5	92.8	31.4	29.0
Cost of digital handset and accessory sales	59.2	50.2	17.3	11.8
Selling, general and administrative	126.6	55.4	50.8	16.5
Depreciation and amortization	31.6	13.1	10.4	3.8

	333.9	211.5	109.9	61.1

Operating income	$13.6	$0.5	$6.8	$1.9

Total digital subscribers (as of December 31)	637.6	480.6	637.6	480.6
Net subscriber additions	156.9	96.2	57.3	26.0
Churn (%)	1.9%	2.1%	1.6%	1.9%

ARPU (1)	$42	$34	$45	$37

CPGA (1)	$265	$246	$296	$254
Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Operating revenues
Service and other revenues	$248.3	$177.7	$67.1	$52.8
Digital handset and accessory revenues	21.3	17.1	5.4	4.7

	269.6	194.8	72.5	57.5

Operating expenses
Cost of service (excluding depreciation and amortization included below)	88.7	68.8	25.1	21.3
Cost of digital handset and accessory sales	40.3	33.0	10.1	10.7
Selling, general and administrative	68.8	50.9	19.0	14.7
Depreciation and amortization	16.2	11.5	4.0	3.5

	214.0	164.2	58.2	50.2

Operating income	$55.6	$30.6	$14.3	$7.3

Total digital subscribers (as of December 31)	500.2	377.7	500.2	377.7
Net subscriber additions	122.5	103.0	35.1	28.5
Churn (%)	1.2%	1.2%	1.2%	1.3%

ARPU (1)	$41	$40	$40	$42

CPGA (1)	$187	$186	$183	$196

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Operating revenues
Service and other revenues	$108.5	$93.3	$29.5	$24.8
Digital handset and accessory revenues	5.7	2.8	1.7	0.9

	114.2	96.1	31.2	25.7

Operating expenses
Cost of service (excluding depreciation and amortization included below)	36.1	34.3	10.3	8.8
Cost of digital handset and accessory sales	18.3	13.5	5.0	3.2
Selling, general and administrative	33.2	28.4	8.5	7.3
Depreciation and amortization	8.6	5.8	2.4	1.7

	96.2	82.0	26.2	21.0

Operating income	$18.0	$14.1	$5.0	$4.7

Total digital subscribers (as of December 31)	248.5	184.9	248.5	184.9
Net subscriber additions	63.6	37.9	17.5	10.2
Churn (%)	1.9%	2.1%	1.8%	2.0%

ARPU (1)	$39	$44	$38	$43

CPGA (1)	$206	$242	$202	$209

(1)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the years and Three Months Ended December 31, 2005 and 2004” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004
(UNAUDITED)
Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. We believe our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

	Year Ended		Three Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Consolidated operating income	$357.6	$250.4	$100.2	$79.4
Consolidated depreciation	120.3	84.1	35.1	22.1
Consolidated amortization	6.2	14.2	1.8	3.5

Consolidated operating income before depreciation and amortization	$484.1	$348.7	$137.1	$105.0

OIBDA Before Stock Option Charge
Consolidated OIBDA before stock option charge represents operating income before stock option charge, depreciation and amortization expense. Consolidated OIBDA before stock option charge is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA before stock option charge measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA before stock option charge provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations, as well as non-cash stock option charges that we will be required to record as a result of the implementation of Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment.” We believe our consolidated OIBDA before stock option charge calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA before stock option charge can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

Guidance
Estimate
For the Year Ending
December 31, 2006
Consolidated operating income	$449.6
Stock option charge	20.7
Consolidated depreciation	198.9
Consolidated amortization	5.8

Consolidated operating income before depreciation and amortization before stock option charge	$675.0

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, service and repair, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):
NII Holdings, Inc.

	Year Ended		Three Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)
Consolidated service and other revenues	$1,666.6	$1,214.8	$490.8	$344.8
Less: consolidated analog revenues	(9.5)	(9.1)	(2.3)	(2.4)
Less: consolidated other revenues	(159.0)	(97.9)	(58.7)	(28.5)

Total consolidated subscriber revenues	$1,498.1	$1,107.8	$429.8	$313.9

ARPU calculated with subscriber revenues	$58	$55	$60	$57

ARPU calculated with service and other revenues	$65	$61	$68	$63

Nextel Mexico

	Year Ended		Three Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)
Service and other revenues	$986.9	$749.9	$283.9	$208.5
Less: analog revenues	(4.8)	(5.0)	(1.0)	(1.2)
Less: other revenues	(72.3)	(55.3)	(20.5)	(15.0)

Total subscriber revenues	$909.8	$689.6	$262.4	$192.3

ARPU calculated with subscriber revenues	$79	$77	$81	$78

ARPU calculated with service and other revenues	$84	$83	$88	$85

Nextel Brazil

	Year Ended		Three Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)
Service and other revenues	$321.6	$192.8	$109.9	$58.4
Less: analog revenues	(2.6)	(2.3)	(0.7)	(0.6)
Less: other revenues	(47.4)	(15.1)	(27.4)	(5.4)

Total subscriber revenues	$271.6	$175.4	$81.8	$52.4

ARPU calculated with subscriber revenues	$42	$34	$45	$37

ARPU calculated with service and other revenues	$49	$38	$60	$42

Nextel Argentina

	Year Ended		Three Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)
Service and other revenues	$248.3	$177.7	$67.1	$52.8
Less: other revenues	(33.0)	(22.1)	(9.1)	(6.7)

Total subscriber revenues	$215.3	$155.6	$58.0	$46.1

ARPU calculated with subscriber revenues	$41	$40	$40	$42

ARPU calculated with service and other revenues	$48	$46	$46	$48

Nextel Peru

	Year Ended		Three Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)
Service and other revenues	$108.5	$93.3	$29.5	$24.8
Less: analog revenues	(0.2)	(0.2)	—	—
Less: other revenues	(7.0)	(5.9)	(1.9)	(1.6)

Total subscriber revenues	$101.3	$87.2	$27.6	$23.2

ARPU calculated with subscriber revenues	$39	$44	$38	$43

ARPU calculated with service and other revenues	$42	$47	$41	$46

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):
NII Holdings, Inc.

	Year Ended		Three Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)
Consolidated digital handset and accessory revenues	$79.2	$65.1	$21.8	$18.1
Less: consolidated cost of handset and accessory sales	251.2	207.1	73.0	56.5

Consolidated handset subsidy costs	172.0	142.0	51.2	38.4
Consolidated selling and marketing	233.5	162.3	70.4	42.7

Costs per statement of operations	405.5	304.4	121.6	81.1
Less: consolidated costs unrelated to initial customer acquisition	(42.1)	(43.8)	(11.2)	(15.4)

Customer acquisition costs	$363.4	$260.6	$110.4	$65.7

Cost per Gross Add	$341	$338	$348	$344

Nextel Mexico

	Year Ended		Three Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)
Consolidated digital handset and accessory revenues	$26.4	$26.0	$7.9	$7.9
Less: consolidated cost of handset and accessory sales	133.4	110.4	40.5	30.8

Consolidated handset subsidy costs	107.0	84.4	32.6	22.9
Consolidated selling and marketing	148.1	101.5	43.8	25.8

Costs per statement of operations	255.1	185.9	76.4	48.7
Less: consolidated costs unrelated to initial customer acquisition	(29.0)	(27.0)	(8.4)	(10.5)

Customer acquisition costs	$226.1	$158.9	$68.0	$38.2

Cost per Gross Add	$467	$470	$460	$510

Nextel Brazil

	Year Ended		Three Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)
Consolidated digital handset and accessory revenues	$25.9	$19.2	$6.8	$4.6
Less: consolidated cost of handset and accessory sales	59.2	50.2	17.3	11.8

Consolidated handset subsidy costs	33.3	31.0	10.5	7.2
Consolidated selling and marketing	46.9	29.2	16.1	8.1

Costs per statement of operations	80.2	60.2	26.6	15.3
Less: consolidated costs unrelated to initial customer acquisition	(5.1)	(9.5)	(1.2)	(1.8)

Customer acquisition costs	$75.1	$50.7	$25.4	$13.5

Cost per Gross Add	$265	$246	$296	$254

Nextel Argentina

	Year Ended		Three Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)
Consolidated digital handset and accessory revenues	$21.3	$17.1	$5.4	$4.7
Less: consolidated cost of handset and accessory sales	40.3	33.0	10.1	10.7

Consolidated handset subsidy costs	19.0	15.9	4.7	6.0
Consolidated selling and marketing	21.3	16.2	6.0	4.9

Costs per statement of operations	40.3	32.1	10.7	10.9
Less: consolidated costs unrelated to initial customer acquisition	(5.4)	(4.6)	(1.0)	(2.6)

Customer acquisition costs	$34.9	$27.5	$9.7	$8.3

Cost per Gross Add	$187	$186	$183	$196

Nextel Peru

	Year Ended		Three Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)
Consolidated digital handset and accessory revenues	$5.7	$2.8	$1.7	$0.9
Less: consolidated cost of handset and accessory sales	18.3	13.5	5.0	3.2

Consolidated handset subsidy costs	12.6	10.7	3.3	2.3
Consolidated selling and marketing	12.7	10.8	3.3	2.5

Costs per statement of operations	25.3	21.5	6.6	4.8
Less: consolidated costs unrelated to initial customer acquisition	(2.3)	(2.2)	(0.4)	(0.4)

Customer acquisition costs	$23.0	$19.3	$6.2	$4.4

Cost per Gross Add	$206	$242	$202	$209

Net Debt
Net debt represents total long-term debt less cash, cash equivalents and short-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of December 31, 2005 can be calculated as follows (in millions):

Total long-term debt	$1,113.1
Less: cash, cash equivalents and short-term investments	(884.9)

Net debt	$228.2

Net debt to consolidated OIBDA and net debt to consolidated operating income for the year ended December 31, 2005 are as follows:

Net debt to consolidated operating income before depreciation and amortization	0.5

Net debt to consolidated operating income	0.6

Cash, Cash Equivalents and Short-Term Investments
Consolidated cash, cash equivalents and short-term investments represents total cash and cash equivalents plus short-term investments. Consolidated cash, cash equivalents and short-term investments is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated cash, cash equivalents and short-term investment measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that consolidated cash, cash equivalents and short-term investments provides useful information concerning our liquidity. Consolidated cash, cash equivalents and short-term investments as of December 31, 2005 can be calculated as follows (in millions):

Consolidated cash and cash equivalents	$877.5
Plus: short-term investments	7.4

Consolidated cash, cash equivalents and short-term investments	$884.9